Where Food Comes From, Inc. 10-Q

EXHIBIT 32.2

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

For purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Dannette Henning, the Chief Financial Officer of Where Food Comes From, Inc. (the “Company”), hereby certifies that, to her knowledge:

(i)	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2018

/s/ Dannette Henning

Dannette Henning, Chief Financial Officer

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